                                         [LOGO]
                                         BOISE CASCADE OFFICE PRODUCTS
                                         CORPORATION

                                         ------------------------
                                         ANNUAL MEETING
                                         OF SHAREHOLDERS

                                         ITASCA, ILLINOIS
                                         APRIL 20, 1999
                                         ------------------------

                                         NOTICE AND PROXY
                                         STATEMENT

                              [BOISE CASCADE LOGO]

                            NOTICE OF ANNUAL MEETING
                            Tuesday, April 20, 1999
                         10 a.m., Central Daylight Time

        Boise Cascade Office Products Corporation Headquarters Building
                           800 West Bryn Mawr Avenue
                                Itasca, Illinois

                                                                  March 22, 1999

Dear Shareholder:

    You are cordially invited to attend the 1999 Boise Cascade Office Products Corporation annual meeting of shareholders to:

    - Elect three directors to serve three-year terms.

    - Approve appointment of Arthur Andersen LLP as independent auditors for 1999.

    - Approve an amendment to the Key Executive Stock Option Plan to increase the number of shares of common stock available for issuance.

    - Conduct other business properly brought before the meeting.

    You also will have the opportunity to hear what has happened in our business during the past year and to ask questions.

    Shareholders who owned stock at the close of business on February 25, 1999, can vote at the meeting.

    Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote at that time, you may do so.

    Thank you for your ongoing support of and continued interest in Boise Cascade Office Products.

                                          Sincerely yours,

                                          [LOGO]

                                          George J. Harad
                                          Chairman

                                TABLE OF CONTENTS

Notice of Annual Meeting

Boise Cascade Office Products Corporation..................................................................           1

Annual Meeting Information.................................................................................           1
  Proxy Statement..........................................................................................           1
  Voting...................................................................................................           1
  Boise Cascade Office Products Employees Who Are Shareholders.............................................           1
  Votes Necessary for Action to be Taken...................................................................           1
  Proxy Solicitation.......................................................................................           2

Proposals You May Vote On..................................................................................           2
  1. Election of Directors.................................................................................           2
  2. Appointment of Independent Public Accountants.........................................................           2
  3. Amendment of Key Executive Stock Option Plan..........................................................           2
  4. Other Matters to be Presented at the Meeting..........................................................           3

Board of Directors.........................................................................................           3
  Structure................................................................................................           3
  Directors Nominated This Year for Terms Expiring in 2002.................................................           3
  Directors Whose Terms Expire in 2001.....................................................................           4
  Directors Whose Terms Expire in 2000.....................................................................           4

Meetings and Committees of the Board.......................................................................           4
  Audit Committee..........................................................................................           5
  Compensation Committee...................................................................................           5
  Committee of Independent Directors.......................................................................           5

Director Compensation......................................................................................           5
  Director Stock Option Plan...............................................................................           6
  Director Deferred Compensation Program...................................................................           6
  Other....................................................................................................           6

Key Executive Stock Option Plan............................................................................           6
  History and Operation of the KESOP.......................................................................           6
  Proposed Plan Amendment..................................................................................           7
  Federal Income Tax Consequences..........................................................................           7
  Additional Information...................................................................................           7

Stock Ownership............................................................................................           8
  Majority Shareholder.....................................................................................           8
  Directors and Executive Officers.........................................................................           8
  Ownership of More than 5% of Boise Cascade Office Products Stock.........................................           9

Compensation Committee Report..............................................................................           9
  Base Salary..............................................................................................          10
  Annual Variable Incentive Compensation...................................................................          10
  Stock Options............................................................................................          11
  Other Compensation Plans.................................................................................          11
  Compensation Committee of the Board of Directors.........................................................          11

Performance Graph..........................................................................................          12

Compensation Tables........................................................................................          13
  Stock Option Tables......................................................................................          14

Other Benefit Plans........................................................................................          15
  Pension Plan.............................................................................................          15
  Early Retirement Plan....................................................................................          16
  Executive Officer Agreements.............................................................................          16
  Deferred Compensation and Benefits Trust.................................................................          18
  Indemnification..........................................................................................          18

Related Party Transactions.................................................................................          18
  Paper Sales Agreement....................................................................................          18
  Administrative Services Agreement........................................................................          19
  Tax Matters Agreement....................................................................................          19
  Shareholder Agreement....................................................................................          19

Other Information..........................................................................................          19
  Section 16(a) Beneficial Ownership Reporting Compliance..................................................          19
  Boise Cascade Office Products' Annual Report and Form 10-K...............................................          19
  Shareholder Proposals for the 2000 Annual Meeting........................................................          19
  Shareholder Nominations for Directors....................................................................          20

                    BOISE CASCADE OFFICE PRODUCTS CORPORATION

    Boise Cascade Office Products is a worldwide distributor of office and computer supplies, office furniture, paper, and promotional products. Our customer base ranges in size from the smallest businesses to multinational corporations and government agencies. We have operations throughout the United States, Australia, Belgium, Canada, France, Spain, and the United Kingdom. The address of our corporate headquarters is 800 West Bryn Mawr Avenue, Itasca, Illinois 60143-1594. Our telephone number is (630) 773-5000. Boise Cascade Office Products' website is located at www.bcop.com on the Internet.

                           ANNUAL MEETING INFORMATION

PROXY STATEMENT

    This proxy statement summarizes information we must provide to you under the rules of the Securities and Exchange Commission (SEC). It is designed to assist you in voting your shares. We began mailing these proxy materials on or about March 22, 1999.

VOTING

    Shareholders can vote by mail or at the annual meeting by completing a proxy card. If you submit a properly executed proxy card, the individuals named on the card, as your proxies, will vote your shares in the manner you indicate. You may specify whether your shares are voted for all, some, or none of the nominees for director; for or against the appointment of Arthur Andersen; and for or against the amendment to the Key Executive Stock Option Plan ("KESOP"). If you sign and return the card without indicating your instructions, your shares will be voted
FOR:

    - the election of the three nominees to serve three-year terms on our board of directors;

    - the appointment of Arthur Andersen LLP as our independent auditors for 1999; and

    - the amendment of the KESOP to increase the number of shares of common stock available for issuance.

    You may revoke or change your proxy at any time prior to the vote at the annual meeting. To do so:

    - deliver a new proxy to the independent tabulator, Corporate Election Services, Inc.;

    - give us written notice of your change or revocation; or

    - attend the annual meeting and vote in person.

    Each share of Boise Cascade Office Products stock is entitled to one vote. As of February 25, 1999 (the record date for determining shareholders entitled to vote at the meeting), we had 65,758,524 outstanding shares of common stock.

BOISE CASCADE OFFICE PRODUCTS EMPLOYEES WHO ARE SHAREHOLDERS

    If you participate in the company's common stock fund in one of our savings plans, you may instruct the plan's trustee how to vote the shares allocated to your account. If you do not provide instructions, the trustee will vote your shares in the same proportion as shares for which voting instructions have been provided by other participants.

VOTES NECESSARY FOR ACTION TO BE TAKEN

    A quorum is necessary to hold a valid meeting. A quorum will exist if a majority of the shareholders entitled to cast votes at the meeting are present in person or by proxy.

    The three nominees who receive the greatest number of votes at the annual meeting will be elected as directors. The appointment of Arthur Andersen LLP as our independent public accountants for 1999 and the amendment of the KESOP require an affirmative vote of the majority of the votes cast on these matters.

    Abstentions and broker nonvotes do not count as votes cast either for or against the directors, Arthur Andersen, or the KESOP amendment.

PROXY SOLICITATION

    We will pay the expenses of soliciting proxies. We retained D. F. King and Company Inc. to assist us in the distribution and solicitation of proxies. We will pay D. F. King a fee of $3,500, plus expenses, for these services. Proxies may also be solicited on our behalf by directors, officers, and other employees in person or by telephone or electronic transmission. We will not, however, specially compensate these persons for doing so.

                            PROPOSALS YOU MAY VOTE ON

1. ELECTION OF DIRECTORS

    There are three nominees for election this year. Detailed information on each nominee is provided on page 3. If a nominee is unavailable for election, we will vote the proxies for another nominee recommended by the board of directors. As an alternative, the board may reduce the number of directors to be elected at the meeting.

                 YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                            EACH OF THESE NOMINEES.

2. APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    Your board of directors, upon the recommendation of its Audit Committee, has appointed Arthur Andersen LLP to serve as our independent auditors for 1999, subject to the approval of our shareholders. Arthur Andersen has served us in this capacity since 1995. Representatives of Arthur Andersen will be present at the annual meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

    Audit services provided by Arthur Andersen during 1998 included an audit of our consolidated financial statements and a review of our Annual Report and certain other filings with the SEC and certain other governmental agencies. In addition, Arthur Andersen provided various nonaudit services to us during the year.

          YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT AUDITORS FOR 1999.

3. AMENDMENT OF KEY EXECUTIVE STOCK OPTION PLAN

    We ask you to consider and approve an amendment (adopted by the Compensation Committee in February 1999) to our Key Executive Stock Option Plan. This amendment, subject to your approval, increases the number of shares available under the plan by 3,500,000 shares. Detailed information on the Key Executive Stock Option Plan and this amendment is provided beginning on page 6.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL
            OF THE AMENDMENT TO THE KEY EXECUTIVE STOCK OPTION PLAN.

4. OTHER MATTERS TO BE PRESENTED AT THE MEETING

    Our management does not know of any other matters to be voted on at the meeting. If, however, other matters are presented for a vote at the meeting, the persons named on the enclosed proxy card will vote your properly executed proxy according to their judgment on those matters.

    At the meeting, management will report on our business, and you will have an opportunity to ask questions.

                               BOARD OF DIRECTORS

STRUCTURE

    Our board of directors, comprised of eight persons, is divided into three classes for purposes of election. One class is elected at each annual meeting of shareholders to serve for a three-year term.

    Three directors are nominees for reelection in 1999, each to hold office until the annual meeting of shareholders in 2002. Our other directors are not up for election this year and will continue in office for the remainder of their terms.

DIRECTORS NOMINATED THIS YEAR FOR TERMS EXPIRING IN 2002

      [PHOTO] THEODORE CRUMLEY, 53, was elected to the board of directors in 1995. He is currently senior vice president and chief financial officer of Boise Cascade
                      Corporation and has been an executive officer of Boise
                      Cascade Corporation since 1990. Mr. Crumley is also a director of Hecla Mining Company.

      [PHOTO] A. WILLIAM REYNOLDS, 65, was elected to the board of directors in 1995. He is the chief executive of Old
                      Mill Group, a private investment firm. Mr. Reynolds is the former chairman of the board and chief executive officer of GenCorp Inc., a diversified manufacturing and service company. He is also a director of Boise
                      Cascade Corporation and Eaton Corporation and former chairman of the Federal Reserve Bank of Cleveland.

      [PHOTO] DONALD E. ROLLER, 61, was elected to the board of directors in 1998. He is a former executive vice president of USG Corporation, the world's largest manufacturer of gypsum panels, joint compound, and related construction products, and the former president and chief executive officer of United States Gypsum
                      Company, USG's largest business unit. Mr. Roller is also a director of Payless Cashways, Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

      [PHOTO] JOHN B. CARLEY, 65, was elected to the board of directors in 1995. He is a director, chairman of the Executive Committee of the board of directors, and former president and chief operating officer of Albertson's, Inc., a retail food and drug company. Mr.
                      Carley is also a director of Idaho Power Company.

      [PHOTO] GEORGE J. HARAD, 54, was elected to the board of directors in 1995 and became chairman of the board that same year. He is chairman of the board and chief executive officer of Boise Cascade Corporation and has been an executive officer of Boise Cascade Corporation since 1982. Mr. Harad is also a director of Allendale
                      Insurance Co. and US West, Inc.

      [PHOTO] CHRISTOPHER C. MILLIKEN, 53, was elected to the board of directors in 1998. He is the president and chief executive officer of the company. Mr. Milliken has served as an executive officer of Boise Cascade
                      Corporation since 1995. He is also a director of Cabot
                      Industrial Trust.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

      [PHOTO] JAMES G. CONNELLY III, 53, was elected to the board of directors in 1995. He is the former president and chief operating officer of USFreightways Corporation, a diversified transportation and logistics company. Mr.
                      Connelly is also the former president and chief operating officer of Caremark International Inc., a wholly owned subsidiary of MedPartners, Inc., and a national provider of health care management and services.

      [PHOTO] PETER G. DANIS JR., 67, was elected to the board of directors in 1995. He is the former president and chief executive officer of the company. Mr. Danis is also a director and the nonexecutive chairman of the board of Payless Cashways, Inc.

                      MEETINGS AND COMMITTEES OF THE BOARD

    During 1998, our board of directors met nine times. In addition to meetings of the full board, directors also attended meetings of board committees. All of the directors attended at least 75% of the total meetings of the board and the committees on which they served.

                THE BOARD OF DIRECTORS AND COMMITTEE MEMBERSHIP

-----------------------------------------------------------------------------------------------------------------
                                                                AUDIT      COMPENSATION         COMMITTEE OF
DIRECTOR                                                      COMMITTEE      COMMITTEE     INDEPENDENT DIRECTORS
-----------------------------------------------------------------------------------------------------------------
John B. Carley..............................................       X             X                    X*
James G. Connelly III.......................................       X*            X                    X
Theodore Crumley............................................
Peter G. Danis Jr...........................................       X
George J. Harad.............................................
Christopher C. Milliken.....................................
A. William Reynolds.........................................                     X*
Donald E. Roller............................................       X                                  X

1998 Meetings...............................................       2             5                    0
-----------------------------------------------------------------------------------------------------------------

*Committee chair

AUDIT COMMITTEE

    The Audit Committee meets periodically with management, our internal auditors, and our independent auditors to assure that appropriate audits of our affairs are being conducted. Additionally, it reviews the scope of internal and external audit activities and the results of the annual audit. The committee also recommends a public accounting firm to serve as independent auditors each year. Both the independent auditors and the internal auditors communicate directly with the committee (outside the presence of management) regarding the results of their examinations, the adequacy of internal accounting controls, and the integrity of financial reporting.

COMPENSATION COMMITTEE

    The Compensation Committee, comprised entirely of outside directors, establishes all executive officer compensation. In addition, it oversees administration of stock option and variable compensation programs which apply to officers and directors. The committee also advises the board on nominees for executive officer positions in the company.

COMMITTEE OF INDEPENDENT DIRECTORS

    The Committee of Independent Directors reviews and approves the terms of all material agreements and transactions between us and any corporation which holds more than 10% of the voting shares in the company's capital. The committee also reviews and evaluates any significant related party transactions between us and any officer, director, or principal shareholder.

                              DIRECTOR COMPENSATION

    Of our current board members, only one, Mr. Milliken, is a salaried employee of Boise Cascade Office Products. Board members that are not salaried employees or Boise Cascade Corporation ("BCC") officers receive separate compensation for board service. That compensation includes:

Annual Retainer:                           $21,000

Attendance Fees:                           $1,000 for each board meeting
                                           $1,000 for each committee meeting held on
                                             a day other than the board meeting date
                                           Expenses related to attendance

Stock Options:                             5,000 annually

Our directors receive no additional compensation for attending committee meetings held on the same day as a board meeting.

DIRECTOR STOCK OPTION PLAN

    Through our shareholder-approved Director Stock Option Plan, each director who is not an employee of either the company or BCC receives an annual stock option grant on July 31. Directors elected between August 1 and December 31 receive a grant when they are elected. The options are exercisable one year after the grant date, and they expire the earlier of (a) three years after the director's retirement, resignation, death, or termination as a director or (b) ten years after the grant date.

    In 1998, each nonemployee director was granted an option to purchase 5,000 shares of our common stock at a price equal to the stock's closing market price on the grant date.

DIRECTOR DEFERRED COMPENSATION PROGRAM

    Our directors' deferred compensation program allows each nonemployee director to defer all or a portion of his cash compensation.

    Under this program, nonemployee directors may defer from a minimum of $5,000 to a maximum of 100% of their cash compensation in a calendar year. Interest is imputed on deferred compensation at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds. A minimum death benefit of 1.5 times a participant's total deferral amount between February 14, 1995, and December 31, 1995, is also provided. The benefits under this program are not funded and are payable from our general assets. Participants in the program are unsecured general creditors of the company with respect to these benefits.

    As of December 31, 1998, four directors were participating in the deferred compensation program.

OTHER

    During 1995, the company entered into a number of transactions with BCC which are described under "Related Party Transactions." None of the transactions constitutes compensation for Messrs. Crumley, Harad, or Reynolds.

                         KEY EXECUTIVE STOCK OPTION PLAN

HISTORY AND OPERATION OF THE KESOP

    Under the KESOP, the Compensation Committee of the board of directors may grant options to key employees, including executive officers and executive officers serving as directors of the company, to purchase shares of the company's common stock. Nonemployee directors are not eligible for grants under this plan. In 1998, 16 executive officers and 102 other key employees received option grants under the plan.

    Since the plan was adopted in 1995, options have been granted to purchase a total of 2,405,129 shares of our common stock. Since then, 230,656 shares have been purchased through the exercise of options, 153,368 options have expired unexercised, and 2,021,105 shares remain subject to option. Prior to this proposed amendment, 726,868 shares were available for stock option grants under the plan. Under the amendment, the number of shares available for stock option grants will increase by 3,500,000 shares. In February 1999, the Compensation Committee approved an option grant of 1,028,300 shares to all of the company's executive officers and certain nonofficer employees. The grants in excess of the 726,868 shares are contingent upon shareholder approval. If shareholders approve this amendment, a total of 3,198,568 shares will remain available for future grants under the plan.

    Options under the KESOP must be granted at the fair market value of the company's common stock on the date of grant. As of February 25, 1999, the closing price of our common stock on the New York Stock Exchange was $12 per share. The plan does not permit "repricing" of previously granted options. No incentive stock options have been granted under the plan.

    Employees exercising an option may pay the exercise price in the form of:

    - cash,

    - Boise Cascade Office Products stock which has a fair market value equal to the exercise price,

    - the proceeds of a loan authorized by the Compensation Committee, or

    - any combination of the above methods (including a "cashless" broker-assisted process).

    The Compensation Committee may amend the KESOP at any time and may make adjustments to the KESOP and outstanding options, without your approval, to reflect a stock split, recapitalization, merger, consolidation, or certain other events. However, shareholders must approve amendments which:

    - change the number of shares subject to this plan,

    - change employee eligibility requirements,

    - change the method of pricing options on the grant date, or

    - materially increase the cost of the KESOP to the company or the benefits to participants.

    Options may not be granted under the KESOP after February 20, 2005. However, the plan will remain in effect until all stock subject to the plan has been purchased through the exercise of options granted under the plan or until the options have expired.

PROPOSED PLAN AMENDMENT

    The Compensation Committee believes this amendment is essential to maintain our balanced and competitive total compensation program. We use the KESOP to relate a portion of our key employees' total compensation directly to improvement in shareholder value. The KESOP also supports our ability to attract and retain highly qualified managers in key positions. In order to maintain the continuity and consistency of the program, as well as to minimize administrative costs and complexity, the Compensation Committee recommends amending the plan to authorize additional shares rather than adopting and implementing an entirely new plan.

    This amendment will not be effective unless it is approved by our shareholders.

FEDERAL INCOME TAX CONSEQUENCES

    Under current federal law, an employee granted a stock option under the KESOP has no income tax consequences at that time. If the employee exercises an option, then at that time he or she will realize ordinary income equal to the difference between the value of the common stock and the exercise price. In general, shares acquired by exercising an option have a basis equal to the market value of the stock on the date of exercise. When an employee exercises an option, the company is entitled to a federal income tax deduction in the same amount as the employee's realized income.

ADDITIONAL INFORMATION

    We cannot determine the amount of options under the KESOP which will be granted during the remainder of 1999 to specific officers, officers as a group, or nonofficer employees as a group. The plan, however, does not permit grants to any one individual, during the life of the plan, of options to purchase more than 20% of the total number of shares authorized for issuance under the plan. You can find more information regarding options granted and exercised under the KESOP on page 14 under "Stock Option Tables." These tables show the stock options granted under the KESOP to our employees and executive officers in 1998. These amounts would not have been different under the proposed amendment. A copy of the plan is on file with the Securities and Exchange Commission.

                                 STOCK OWNERSHIP

MAJORITY SHAREHOLDER

    As of December 31, 1998, BCC, a Delaware corporation headquartered in Boise, Idaho, beneficially owned an aggregate of 53,398,724 shares, or 81.2%, of our outstanding common stock. BCC has sole voting and investment power over all of the shares. Because of their relationship with BCC, Messrs. Crumley, Harad, and Reynolds may be deemed by the Securities and Exchange Commission to beneficially own the shares of our common stock owned by BCC. Each of these three people disclaims any beneficial ownership of those shares.

DIRECTORS AND EXECUTIVE OFFICERS

    The directors, nominees for director, and executive officers furnished the following information to us regarding the shares of our common stock which they beneficially owned on December 31, 1998.

          OWNERSHIP OF BOISE CASCADE OFFICE PRODUCTS CORPORATION STOCK

---------------------------------------------------------------------------------------------------
                                                                        AMOUNT AND NATURE   PERCENT
                                                                          OF BENEFICIAL       OF
NAME OF BENEFICIAL OWNER                                                    OWNERSHIP        CLASS
---------------------------------------------------------------------------------------------------
DIRECTORS(1)
John B. Carley........................................................         42,000           *
James G. Connelly III.................................................         21,000           *
Theodore Crumley......................................................          1,000           *
Peter G. Danis Jr.....................................................        229,800           *
George J. Harad.......................................................          2,000           *
Christopher C. Milliken...............................................        200,507(2)        *
A. William Reynolds...................................................         38,000           *
Donald E. Roller......................................................          6,000           *

OTHER NAMED EXECUTIVES
Richard L. Black......................................................        134,294(2)        *
Carol B. Moerdyk......................................................        150,648(2)        *
A. James Balkins III..................................................         49,158(2)        *
Kenneth W. Cupp.......................................................         39,933(2)        *
All directors, nominees for director, and executive officers as a
  group(1)(2).........................................................      1,270,585        1.87%

*Less than 1% of class
---------------------------------------------------------------------------------------------------

(1) Beneficial ownership for the directors includes all shares held of record or in street name, plus options granted but unexercised under the Director Stock Option Plan ("DSOP"), described on page 5 under "Director Compensation." The number of shares subject to options under the DSOP included in the beneficial ownership table is as follows: Messrs. Carley, 18,000 shares; Connelly, 18,000 shares; Danis, 5,000 shares; Reynolds, 18,000 shares; Roller, 5,000 shares; and directors as a group, 64,000 shares.

(2) The beneficial ownership for these executive officers includes all shares held of record or in street name, plus options granted but unexercised under the Key Executive Stock Option Plan ("KESOP"), described on page 14 under "Stock Option Tables," and interests in shares of common stock held in the Boise Cascade Office Products Common Stock Fund by the trustee of the Savings and Supplemental Retirement Plan ("SSRP"), a defined contribution plan qualified under Section 401(a) of the Internal Revenue Code. The following table indicates the nature of each executive's stock ownership.

                                                    COMMON  UNEXERCISED    SSRP
                                                    SHARES    OPTION      (COMMON
                                                    OWNED     SHARES      STOCK)
                                                    ------  -----------   -------
Christopher C. Milliken...........................  8,400      178,400    13,707
Richard L. Black..................................  1,494      132,800         0
Carol B. Moerdyk..................................  5,000      141,400     4,248
A. James Balkins III..............................    200       39,000     9,958
Kenneth W. Cupp...................................  1,660       36,550     1,723
All executive officers as a group.................  24,534     867,050    39,201

    On December 31, 1998, the following directors, nominees for director, and executive officers beneficially owned the following number of shares of BCC's common and preferred stock.

                  OWNERSHIP OF BOISE CASCADE CORPORATION STOCK

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                          TOTAL
                                                                        COMMON  UNEXERCISED    SSRP      SHARES       ESOP
                                                                        SHARES    OPTION      (COMMON    COMMON    (PREFERRED
NAME OF BENEFICIAL OWNER                                                OWNED     SHARES      STOCK)    STOCK(1)   STOCK)(2)
-----------------------------------------------------------------------------------------------------------------------------
DIRECTORS
Theodore Crumley......................................................  1,180     140,200     19,228      160,608       563
Peter G. Danis Jr.....................................................  5,840      34,300          0       40,140         0
George J. Harad.......................................................  3,050     593,200      7,979      604,229       793
Christopher C. Milliken...............................................      0       1,300          0        1,300       906
A. William Reynolds...................................................  10,000     14,538          0       24,538         0

OTHER NAMED EXECUTIVES
Carol B. Moerdyk......................................................      0      44,575         43       44,618       265
A. James Balkins III..................................................     65      36,500          0       36,565       449
All directors, nominees for director, and executive officers as a
  group...............................................................  22,478    997,123     29,415    1,049,016    10,372
-----------------------------------------------------------------------------------------------------------------------------

(1) The individual beneficial ownership represents less than 1% of the outstanding shares. All of our executive officers, directors, or nominees for director (as a group) beneficially own 1.73% of BCC's common stock.

(2) Our executive officers (individually or as a group) do not own more than 1% of BCC's Series D preferred stock (ESOP).

OWNERSHIP OF MORE THAN 5% OF BOISE CASCADE OFFICE PRODUCTS STOCK

    As of December 31, 1998, the table below describes each person or entity that we know to be the beneficial owner of more than 5% of any class of our voting securities.

-----------------------------------------------------------------------------------------------------------------------------
                                                                          DISPOSITIVE AUTHORITY
                                                 VOTING AUTHORITY                                  TOTAL AMOUNT
                                             -------------------------  -------------------------  OF BENEFICIAL  PERCENT OF
NAME AND ADDRESS                                SOLE        SHARED         SOLE        SHARED        OWNERSHIP       CLASS

-----------------------------------------------------------------------------------------------------------------------------
                                                COMMON STOCK, $.01 PAR VALUE
-----------------------------------------------------------------------------------------------------------------------------
Boise Cascade Corporation                    53,398,724            0    53,398,724            0      53,398,724         81.2%
1111 W. Jefferson Street
P.O. Box 50
Boise, ID 83728
-----------------------------------------------------------------------------------------------------------------------------

                          COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the board of directors approves the individual salaries and compensation programs for executive officers. The following report explains the basis for the committee's compensation decisions during 1998.

    The company's salary policy provides for compensation at competitive levels for all employees. Our executive compensation program is designed to:

    - attract, motivate, reward, and retain the broad-based management talent critical to achieving the company's business goals;

    - link a portion of each executive officer's compensation to the performance of both the company and the individual executive officer; and

    - encourage ownership of company common stock by executive officers.

    To ensure that compensation levels remain competitive, the company reviews various reports and other information on the executive compensation practices of five other companies within the office products distribution industry. These companies are selected primarily because comparable levels of responsibility can be identified for executives within those companies. The industry comparables index shown in the performance graph following this report is comprised of the five companies we monitor.

    The company also collects information on the compensation practices of 104 other distribution and retail companies. Together, these office products distribution, general distribution, and retail companies are referred to as "peer group" companies in this report. In addition to the peer group companies' compensation information, the company and committee use information regarding executive compensation programs provided by human resource consulting firms, including in 1998, Hewitt Associates, Management Compensation Group, and Stern Stewart & Co.

    The company's executive compensation program has four principal components:

    - base salary;

    - annual variable incentive compensation;

    - stock options; and

    - other compensation plans.

During 1998, the cash-based annual variable (at-risk) incentive component linked executive compensation directly to the company's financial performance, and the stock option component tied executive compensation to growth in its stock value.

    The company's compensation plans reflect the committee's intent that the compensation paid to executive officers will qualify for federal income tax deduction by the company. Executive compensation decisions, however, necessarily involve some subjective judgment. The committee reserves the authority to make compensation payments that may not be deductible under federal tax law.

BASE SALARY

    A salary guideline is established for each salaried position in the company, including each executive officer position. The midpoint of each salary guideline approximates the average salary, adjusted for company size (in sales), of equivalent positions at the peer group companies. Annual base salary is designed to compensate executives for their level of responsibility, sustained individual performance, and performance of the business or staff unit which the executive heads. Business or staff unit performance is measured by economic value added, return on total capital, achievement of sales or operating targets, effectiveness of cost-containment measures, implementation of Total Quality process improvements, and other factors relevant to the specific position. In weighing these factors, the committee must make inherently subjective judgments.

    Each year, the committee reviews the criteria discussed above and establishes the chief executive officer's base salary. In 1998, the committee set Mr. Milliken's base salary at $390,000 per year. This salary rate was approximately 24% below the midpoint of the designated salary guideline ($512,400) for the company's chief executive officer. Mr. Milliken's salary reflects his 21 years of combined experience with the company and BCC, his responsibilities as chief executive officer, and his role in the company's strategic growth, cost-effectiveness programs, and Total Quality evolution.

ANNUAL VARIABLE INCENTIVE COMPENSATION

    The committee establishes objective performance criteria for the variable incentive compensation program and oversees the program's administration. This program applies to a majority of the company's salaried and hourly employees.

    The criteria for the program specify percentages of the participants' compensation to be paid as additional cash compensation based on improvements in the company's "economic value added." Economic value added is determined by calculating the company's operating profit and then subtracting a pretax charge for the capital used to generate that profit.

    The committee establishes target payouts for each participating position. The target payout for the chief executive officer, over time, should average approximately 60% of the chief executive officer's base salary, assuming the company performs satisfactorily. The actual payout under the plan varies from year to year depending on the company's financial performance for the year. Target payout amounts for executive officers also vary, depending on their levels of responsibility and on competitive compensation practices.

    Under the 1998 program, Mr. Milliken received a payment equal to 51.98% of his base salary, as reported in the Summary Compensation Table. The Summary Compensation Table reflects amounts paid under this variable incentive program.

STOCK OPTIONS

    The purpose of the stock option plan is to further align management's interests with the company's long-term performance and, therefore, the long-term interests of the shareholders. The committee administers this plan and grants stock options to executive officers and other key managers. The exercise price of all grants represents the fair market value of the common stock when granted.

    The committee determines the number of stock options to grant by:

    - analyzing peer group companies' competitive compensation;

    - considering consultants' recommendations; and

    - taking each individual's salary guideline and responsibility into account.

The committee may also consider the number and exercise price of options granted to an individual in the past. Corporate or business unit measures are not used to determine the size of individual option grants.

    The stock option plan limits the number of shares issued to any individual over the life of the plan to 20% of the total number of shares authorized by shareholders for issuance under the plan. This provision reflects the committee's view that the plan is intended to provide long-term incentive compensation to a relatively broad spectrum of the company's management.

    In 1998, Mr. Milliken received a grant of an option to purchase 90,000 shares of the company's common stock. In determining the number of shares to include in Mr. Milliken's grant, the committee considered:

    - information about stock option grants to chairpersons and chief executive officers of the peer group companies;

    - the company's financial performance;

    - the number of shares granted to other chief executive officers and the value of those options;

    - the size of grants offered to the company's other executive officers; and

    - the number and exercise price of shares previously granted to Mr.
      Milliken.

OTHER COMPENSATION PLANS

    The company's executive officers are entitled to receive additional compensation in the form of payments, allocations, or accruals under various other compensation and benefit plans. The plans are described more fully in the footnotes to the Summary Compensation Table and on page 15 under "Other Benefit Plans." Each of these plans is an integral part of the company's compensation program.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

            A. William Reynolds, Chairman
            John B. Carley
            James G. Connelly III

                                PERFORMANCE GRAPH

    The following graph compares the four-year cumulative total return beginning April 7, 1995 (the date that our common stock began trading on the New York Stock Exchange), through December 31, 1998, for the company, the Standard & Poor's 500 index, and a selected group of office products companies. The selected companies include Corporate Express, Office Depot, OfficeMax, Staples, and U.S. Office Products Company. The graph plots the growth in value of an initial $100 investment over the indicated time period, assuming the reinvestment of dividends, if any.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            BOISE CASCADE OFFICE PRODUCTS CORPORATION     INDUSTRY COMPARABLES INDEX*     S&P 500 INDEX
4/7/95                                          $100.00                         $100.00           $100.00
1995                                            $171.00                         $114.00           $124.00
1996                                            $166.00                         $115.00           $152.00
1997                                            $120.00                         $132.00           $203.00
1998                                            $108.00                         $181.00           $261.00

                                                              BASE PERIOD
COMPANY/INDEX NAME                                              4/7/95     RETURN 1995  RETURN 1996  RETURN 1997  RETURN 1998
-----------------------------------------------------------------------------------------------------------------------------
Boise Cascade Office Products Corp..........................   $     100    $     171    $     166    $     120    $     108
Industry Comparables Index*.................................         100          114          115          132          181
S&P 500 Index...............................................         100          124          152          203          261
-----------------------------------------------------------------------------------------------------------------------------

*Industry Comparables Index includes Corporate Express, Office Depot, OfficeMax, Staples, and U.S. Office Products Company.

                               COMPENSATION TABLES

    The following tables present compensation information for our chief executive officer and the four next most highly compensated executive officers during 1998.

    This table sets forth compensation earned during each of the last three years.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------
                                                                                             LONG-TERM
                                                       ANNUAL COMPENSATION                 COMPENSATION
                                           -------------------------------------------        AWARDS
                                                                                        -------------------
                                                                           OTHER            SECURITIES
                                                                          ANNUAL            UNDERLYING           ALL OTHER
                                            SALARY($)    BONUS($)     COMPENSATION($)     OPTIONS/SARS(#)     COMPENSATION($)
NAME AND PRINCIPAL POSITION          YEAR      (2)          (3)             (4)                 (5)                 (6)
------------------------------------------------------------------------------------------------------------------------------
Christopher C. Milliken,             1998   $ 371,250    $ 202,722       $       0              90,000           $  26,050
President and                        1997     233,757       87,840               0              28,000              22,042
  Chief Executive Officer(1)         1996     207,522      199,331               0              32,000              17,811

Richard L. Black,                    1998     252,507       99,818               0              39,000              16,751
Senior Vice President,               1997     223,002       78,134               0              28,000              16,356
  Direct Marketing and Europe        1996     209,853      171,399               0              32,000              14,866

Carol B. Moerdyk,                    1998     252,507       99,818               0              39,000              27,363
Senior Vice President,               1997     223,002       83,448               0              28,000              27,217
  North American and                 1996     202,257      192,823               0              32,000              24,123
  Australian Contract Operations(1)

A. James Balkins III,                1998     202,061       81,543          54,068              39,000              25,412
Senior Vice President,               1997     175,104       72,331               0                   0              23,946
  Chief Financial Officer,           1996     165,402       17,335               0                   0              27,481
  and Treasurer(1)

Kenneth W. Cupp,                     1998     175,959       73,097               0              12,500               8,429
Senior Vice President                1997     152,517       39,661               0               8,100               8,275
  and Region Manager                 1996     144,501       72,677               0               7,400               7,391
------------------------------------------------------------------------------------------------------------------------------

(1) Mr. Milliken is also a senior vice president and Mr. Balkins and Ms. Moerdyk are also vice presidents of BCC.

(2) Includes amounts deferred under the SSRP, Key Executive Deferred Compensation Plan, and 1995 Executive Officer Deferred Compensation Plan. Mr. Balkins joined the company on February 10, 1998. His compensation figures include amounts earned by him during the period from 1996 through February 9, 1998, when he was employed by BCC.

(3) Payments, if any, under the company's variable incentive compensation program. See "Annual Variable Incentive Compensation" on page 10. See footnote (2) for a discussion of Mr. Balkins' compensation.

(4) For 1998, the aggregate cost to the company of providing perquisites received by Mr. Balkins is reported and includes $50,567 for a moving expense reimbursement. If any federal income taxes were incurred by the executive and paid by the company relating to various executive officer benefits, the amounts would be shown in this column. The cost incurred by the company during these years for various perquisites provided to each of the named executive officers, except for Mr. Balkins in 1998, is not included in this column because the amount did not exceed the lesser of $50,000 or 10% of the executive's compensation during each year.

(5) Grants under the company's Key Executive Stock Option Plan. During 1996 and 1997, Mr. Balkins was not granted options to purchase shares of Boise Cascade Office Products' common stock. He was, however, granted options by the Executive Compensation Committee of the Boise Cascade Corporation board of directors to purchase 10,000 (1996) and 8,800 (1997) shares of BCC's common stock under its Key Executive Stock Option Plan.

(6) Amounts disclosed in this column include the following:

-------------------------------------------------------------------------------------------------------------------
                                                  COMPANY         ACCRUALS OF                           COMPANY-
                                                 MATCHING        ABOVE-MARKET      ALLOCATIONS TO         PAID
                                               CONTRIBUTIONS      INTEREST ON       BOISE CASCADE        PORTION
                                                  TO THE           DEFERRED          CORPORATION      OF EXECUTIVE
                                                 DEFERRED        COMPENSATION         EMPLOYEE        OFFICER LIFE
                                              COMPENSATION OR        PLANS         STOCK OWNERSHIP      INSURANCE
NAME                                YEAR     SSRP PLANS($)(*)     BALANCES($)          PLAN($)         PROGRAMS($)
-------------------------------------------------------------------------------------------------------------------
Christopher C. Milliken.........       1998      $  13,773         $   8,072          $       0         $   4,205
                                       1997         12,993             6,356                  0             2,693
                                       1996         10,968             4,549                  0             2,294

Richard L. Black................       1998          9,919             5,701                  0             1,131
                                       1997         11,832             3,537                  0               987
                                       1996         11,007             3,032                  0               827

Carol B. Moerdyk................       1998         10,079            11,031                  0             6,253
                                       1997         12,475             7,156                  0             7,586
                                       1996         10,811             5,356                  0             7,956

A. James Balkins III............       1998          9,366             9,282                  0             6,764
                                       1997          8,082             6,119              1,674             8,071
                                       1996         12,558             5,018              1,496             8,409

Kenneth W. Cupp.................       1998          6,001             1,794                  0               634
                                       1997          6,756               953                  0               566
                                       1996          6,613               449                  0               329
-------------------------------------------------------------------------------------------------------------------

    (*) The company's 1995 Executive Officer Deferred Compensation Plan is an unfunded plan. Executive officers may irrevocably elect to defer receipt of a portion (6% to 20%) of their base salary until termination of employment or beyond. Amounts so deferred are generally credited with imputed interest at a rate equal to 130% of Moody's Composite Average of Yields on Corporate Bonds. The SSRP is a profit-sharing plan qualified under Section 401(a) of the Internal Revenue Code which contains a cash or deferred arrangement meeting the requirements of Section 401(k) of the Code.

STOCK OPTION TABLES

    This table details the 1998 option grants under our Key Executive Stock Option Plan ("KESOP") to the five executives named in the Summary Compensation Table, as well as to all executive officers as a group and nonofficer employees as a group.

                           OPTION/SAR GRANTS IN 1998

------------------------------------------------------------------------------------------------------------------------------
                                                                       INDIVIDUAL GRANTS
                                                    -------------------------------------------------------
                                                     NUMBER OF                                                   GRANT DATE
                                                     SECURITIES      PERCENT OF                                    VALUE
                                                     UNDERLYING    TOTAL OPTIONS/    EXERCISE                 ----------------
                                                    OPTIONS/SARS   SARS GRANTED TO    OR BASE                    GRANT DATE
                                                      GRANTED       EMPLOYEES IN       PRICE     EXPIRATION   PRESENT VALUE(2)
NAME                                                    (#)          FISCAL YEAR     ($/SH)(1)      DATE            ($)
------------------------------------------------------------------------------------------------------------------------------
Christopher C. Milliken...........................     90,000           11.51%        $18.500    2/11/08         $  606,600

Richard L. Black..................................     33,000            4.22          18.500    2/11/08            222,420
                                                        6,000            0.77          14.375     8/5/08             43,560

Carol B. Moerdyk..................................     33,000            4.22          18.500    2/11/08            222,420
                                                        6,000            0.77          14.375     8/5/08             43,560

A. James Balkins III..............................     33,000            4.22          18.500    2/11/08            222,420
                                                        6,000            0.77          14.375     8/5/08             43,560

Kenneth W. Cupp...................................      9,600            1.23          18.500    2/11/08             64,704
                                                        2,900            0.37          14.375     8/5/08             21,054

Executive officers as a group.....................    345,700           44.20          17.861    2/11/08-         2,357,674
                                                                                                  8/5/08

Nonofficer employees as a group...................    436,500           55.80          18.500    2/11/08          2,959,470
------------------------------------------------------------------------------------------------------------------------------

(1) Under the KESOP, the exercise price must be the fair market value at the date of grant. Options granted under this plan during 1998 were fully vested when granted. However, except under limited circumstances, the options are exercisable only as follows: one-third of each option is exercisable after one year from the grant date, two-thirds of each option is exercisable after two years from the grant date, and the entire option is exercisable after three years from the grant date. Under the plan, no options may be granted after February 20, 2005. The exercise price of options granted to executive officers as a group and nonofficer employees as a group is the weighted average of options granted during 1998. The expiration dates are 10 years after the grant date of each option grant.

(2) "Grant Date Value" has been calculated using the Black-Scholes model of option valuation, with assumptions of: (a) risk-free interest rate of 5.5%,
    (b) expected stock price volatility of 35%, (c) expected option term of 4.2 years, and (d) no dividends. Based on this model, the calculated values of the options on February 10 and August 4, 1998 (grant dates), are $6.74 and $7.26 per share granted. This value does not necessarily represent the amount an option holder may ultimately realize upon exercise of an option.

    The following table sets forth the shares acquired and gross value (without adjustment for personal income taxes and fees, if any) realized by the top five executives when they exercised their stock options during 1998 and also states the year-end gross value of unexercised stock options held by these executives.

       AGGREGATE OPTION/SAR EXERCISES FOR 1998 AND 1998 OPTION/SAR VALUES

-----------------------------------------------------------------------------------------------------------------------
                                                                                       NUMBER OF
                                                                                      SECURITIES          VALUE OF
                                                                                      UNDERLYING        UNEXERCISED
                                                                                      UNEXERCISED       IN-THE-MONEY
                                                                                     OPTIONS/SARS       OPTIONS/SARS
                                                                                    AT 12/31/98(#)     AT 12/31/98($)
                                                    SHARES ACQUIRED      VALUE       EXERCISABLE/       EXERCISABLE/
NAME                                                 UPON EXERCISE    REALIZED(1)    UNEXERCISABLE    UNEXERCISABLE(2)
-----------------------------------------------------------------------------------------------------------------------
Christopher C. Milliken...........................            0       $        0     59,066/119,334  $      28,400/0
Richard L. Black..................................            0                0     64,466/ 68,334         33,800/0
Carol B. Moerdyk..................................            0                0     73,066/ 68,334         42,400/0
A. James Balkins III..............................            0                0          0/ 39,000              0/0
Kenneth W. Cupp...................................            0                0     16,183/ 20,367          8,550/0
-----------------------------------------------------------------------------------------------------------------------

(1) The "value realized" represents the difference between the option's exercise price and the value of the company's common stock at the time of exercise.

(2) This column indicates the aggregate amount, if any, by which the common stock share price on December 31, 1998, $13.50, exceeded the options' exercise price.

                               OTHER BENEFIT PLANS

PENSION PLAN

    We are a participating employer in the Boise Cascade Corporation Pension Plan for Salaried Employees. The estimated annual benefits payable upon retirement at age 65 under this plan for specified levels of average remuneration and years-of-service classifications are set out in the following table.

                               PENSION PLAN TABLE

-------------------------------------------------------------------------------------------
                                             YEARS OF SERVICE
                ---------------------------------------------------------------------------
 REMUNERATION       5         10         15         20         25         30         35
-------------------------------------------------------------------------------------------
  $  175,000    $  10,938  $  21,875  $  32,813  $  43,750  $  54,688  $  65,625  $  76,563
     200,000       12,500     25,000     37,500     50,000     62,500     75,000     87,500
     250,000       15,625     31,250     46,875     62,500     78,125     93,750    109,375
     300,000       18,750     37,500     56,250     75,000     93,750    112,500    131,250
     400,000       25,000     50,000     75,000    100,000    125,000    150,000    175,000
     500,000       31,250     62,500     93,750    125,000    156,250    187,500    218,750
     600,000       37,500     75,000    112,500    150,000    187,500    225,000    262,500
     700,000       43,750     87,500    131,250    175,000    218,750    262,500    306,250
     800,000       50,000    100,000    150,000    200,000    250,000    300,000    350,000
-------------------------------------------------------------------------------------------

    The pension plan entitles each vested employee, including executive officers, to receive a pension benefit at normal retirement equal to 1 1/4% of the highest average of any five consecutive years of compensation (as defined in the plan) out of the last ten years of employment, multiplied by the employee's years of service.

    Under the plan, "compensation" is the employee's base salary plus any amounts earned under the company's variable incentive compensation program (only "Salary" and "Bonus" from the Summary Compensation Table). As of December 31, 1998, the highest average of annual compensation during any five consecutive years for 1989 through 1998 and the years of service for the named executives are as follows:

----------------------------------------------------------------------------------------------------------------------
NAME                                                                              COMPENSATION     YEARS OF SERVICE
----------------------------------------------------------------------------------------------------------------------
Christopher C. Milliken........................................................    $  330,175                 21
Richard L. Black...............................................................       321,281                  5
Carol B. Moerdyk...............................................................       309,955                 18
A. James Balkins III...........................................................       228,771                 20
Kenneth W. Cupp................................................................       192,270                 30
----------------------------------------------------------------------------------------------------------------------

    As shown in the Pension Plan Table above, benefits are computed on a straight-life annuity basis and are not offset by social security or other retirement-type benefits. An employee is 100% vested in his or her pension benefit after five years of service, except for certain breaks in service. If an employee is entitled to a greater benefit under the plan's formula than the Internal Revenue Code allows for tax-qualified plans, the excess benefits will be paid from the company's general assets under the unfunded Supplemental Pension Plan. The benefit under the qualified pension plan is reduced by compensation deferred under any nonqualified deferred compensation plan. The Supplemental Pension Plan will also provide payments to the extent that participation in these deferred compensation plans has the effect of reducing an individual's pension benefit under the qualified plan.

    In the event of a change in control (as defined in the plan) of BCC, the plan restricts the ability of the plan sponsor or its successor to recoup surplus plan assets, if any exist. In general, after a change in control, the participants and beneficiaries will receive the plan's surplus assets, if any, on a pro rata basis if the plan is terminated, merged or consolidated with another plan, or the assets are transferred to another plan.

    After a change in control, a majority (in both number and interest) of plan participants and beneficiaries must consent to amend this provision.

EARLY RETIREMENT PLAN

    The Early Retirement Plan applies to:

    - executive officers 55 years old or older who are also executive officers of BCC,

    - who have ten or more years of service, and

    - who retire before age 65.

Eligible officers receive an early retirement benefit prior to age 65 equal to the benefit calculated under the Pension Plan for Salaried Employees without reduction due to the officer's early retirement. Messrs. Milliken and Balkins and Ms. Moerdyk participate in this plan.

EXECUTIVE OFFICER AGREEMENTS

    We have entered into agreements with Messrs. Milliken and Balkins and Ms. Moerdyk who are also executive officers (but not employees) of BCC. These agreements formalize our severance benefits if any of those persons' employment is terminated after a change in control (as defined in the agreements) of BCC. The agreements provide certain severance benefits and protect other benefits that the named officers have already earned or reasonably expect to receive under our employee benefit plans. The officer will receive the benefits provided under the agreement if, after a change in control of BCC, we terminate the officer's employment other than for cause or disability (as defined in the agreement) or if the officer terminates employment after we take certain actions specified in the agreement which adversely affect the officer. Under the agreement, the officer must remain employed with us for six months following the first potential change in control of BCC.

    These agreements help ensure that we will have the benefit of these officers' services without distraction in the face of a potential change in control of our majority shareholder. The board of directors believes that the agreements are in the best interests of our shareholders and the company. BCC has entered into similar agreements with all its executive officers.

    The benefits under the agreements include:

    - the officer's salary through the termination date;

    - severance pay equal to three times the officer's annual base salary and target incentive pay, less any severance pay that the officer receives under the Severance Pay Policy for Executive Officers, which is currently the amount of the officer's annual base salary;

    - vacation pay according to our Vacation Policy;

    - any earned but unpaid bonus under the Key Executive Performance Plan (or any substitute plan) for the year preceding termination;

    - an award under the Key Executive Performance Plan (or any substitute plan) equal to the greater of:

       (a) the officer's target award prorated through the month in which the officer is terminated, or

       (b) the actual award through the end of the month prior to termination based upon the award criteria for the applicable plan, prorated through the month in which the officer is terminated;

    - accelerated exercisability of the officer's stock options;

    - benefits under the Supplemental Early Retirement Plan; and

    - certain additional retirement and other employee benefits.

The agreements provide four additional benefits. First, we will maintain for up to one year all employee benefit plans and programs in which the officer was entitled to participate immediately prior to termination or we will substitute similar arrangements. Second, we will maintain our participation in the Split-Dollar Life Insurance Plan until the officer's insurance policy under that plan is fully paid. Third, we will pay legal fees and expenses which the officer incurs to enforce his or her rights or benefits under the agreement. Fourth, we will increase the officer's total payments under the agreement to cover any excise taxes imposed by the Internal Revenue Service as a result of such payments.

    The estimated amount of payments and other benefits (not including legal fees, if any) each named executive officer would receive under the agreement based on 1998 compensation figures (in excess of the benefits to which the officer is entitled without the agreement) is:

- Christopher C. Milliken......................................  $3,915,944
- Carol B. Moerdyk.............................................   2,376,710
- A. James Balkins III.........................................   1,867,956

(Payments which would be made subsequent to the termination date have been discounted as of December 31, 1998, at a rate of 5.35%, according to the requirements of Section 280G of the Internal Revenue Code.) Actual payments made under the agreements at any future date would vary, depending in part upon what the executive has accrued under the variable compensation plans and benefit plans.

    Each agreement is effective until December 31, 2001. The agreements are automatically extended each January 1 for a new three-year period, unless we notify the officers by September 30 of the preceding year that we do not wish to extend the agreements.

DEFERRED COMPENSATION AND BENEFITS TRUST

    The company has established a deferred compensation and benefits trust. This trust is intended to ensure that participants and beneficiaries under several of our nonqualified and unfunded deferred compensation plans and the executive officer agreements will receive the benefits they have earned in the event of a change in control of BCC (as defined in the plans and the agreements). The trust will not increase the benefits to which any individual participant is entitled under the covered plans and agreements. If a potential change in control occurs, the trust will be revocably funded. If an actual change in control occurs, the trust will be irrevocably funded and will pay benefits to participants in accordance with the plans and agreements. The trustee will receive fees and expenses either from us or from the trust assets. If the company become bankrupt or insolvent, the trust assets will be accessible to the claims of the company's creditors.

INDEMNIFICATION

    To the extent that Delaware law permits, we will indemnify our directors and officers against liabilities they incur in connection with actual or threatened proceedings to which they are or may become parties and which arise from their status as directors and officers. We insure, within stated limits, the directors and officers against these liabilities. The aggregate premium on the insurance policies for 1998 was $64,272.

                           RELATED PARTY TRANSACTIONS

    As of December 31, 1998, BCC owned 81.2% of the outstanding shares of our common stock. We supply office products to BCC and purchase certain paper and paper products from them. During the year ended December 31, 1998, our sales to BCC were $1,077,440, and our purchases from them were $281,914,363. We anticipate that our sales and purchases with BCC during 1999 will exceed those in 1998.

    We have entered into a number of agreements with BCC regarding our ongoing relationship. Because our various relationships with BCC are so complex, each agreement or the transactions within it, considered separately, may contain terms less favorable to us than we might have obtained from an unaffiliated third party. Nevertheless, the company and BCC intend that these interrelated agreements and transactions, taken as a whole, should fairly accommodate our respective interests while continuing certain mutually beneficial joint arrangements.

    We may enter into additional or modified arrangements and transactions with BCC. While we expect any future arrangements and transactions to be negotiated, conflicts of interest may occur. Although we have not adopted any formal procedures to prevent conflicts of interest, we intend to seek our independent directors' approval for any agreement which our management or any independent director believes to be materially important to us and to involve a significant conflict of interest with BCC.

    Certain arrangements and transactions between us and BCC or its affiliates are summarized below.

PAPER SALES AGREEMENT

    The majority of our purchases from BCC are under a Paper Sales Agreement whereby BCC sells us office papers. We calculate the prices for these papers with a formula meant to approximate prevailing market prices. The agreement has an initial term of 20 years, commencing April 1, 1995. It will automatically renew for five-year periods, subject to termination rights under specific circumstances.

ADMINISTRATIVE SERVICES AGREEMENT

    We also have an agreement under which BCC provides various administrative services to us. These services include, among others, financial reporting, cash management, human resources services, legal and corporate secretarial functions, internal audit, benefits administration, transfer agent functions, and insurance. These services are provided for varying periods, from one to five years, and may be renewed or terminated from time to time. BCC charges us rates for these services which reasonably approximate the cost to BCC of providing these services to us. During 1998, we paid BCC $2,578,102 under this agreement.

TAX MATTERS AGREEMENT

    We have entered into an agreement with BCC which allocates state and federal tax liabilities and obligations between us. Since April 1, 1995, we have been responsible for all tax liability which we incur. BCC must provide tax administration for us, and we must reimburse them for the administration costs.

SHAREHOLDER AGREEMENT

    Finally, we have an agreement with BCC which establishes certain rights for BCC to purchase shares of voting stock or securities convertible into voting stock which we may wish to sell from time to time. In addition, this agreement gives BCC certain demand and participation registration rights for the shares of our stock which it holds.

                                OTHER INFORMATION

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and any person who owns more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in Boise Cascade Office Products shares with the SEC and the New York Stock Exchange. Based on our records and other information, we believe that in 1998 our directors and executive officers met all applicable SEC filing requirements.

BOISE CASCADE OFFICE PRODUCTS' ANNUAL REPORT AND FORM 10-K

    We are mailing you our 1998 Annual Report with this proxy statement. We will file our Form 10-K with the SEC in March. Copies of the 1998 Annual Report to Shareholders and Annual Report on Form 10-K can be obtained at no charge from our Investor Relations Department, 800 West Bryn Mawr Avenue, Itasca, Illinois 60143-1594, 630/773-5042. Our financial statements are also on file with the SEC and with the New York Stock Exchange. You can obtain copies of these statements through the Securities and Exchange Commission's web site at www.sec.gov.

SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

    If you wish to submit a proposal to be included in our 2000 proxy statement we must receive it no later than November 22, 1999.

    All other proposals to be presented at the meeting must be delivered to our corporate secretary, in writing, no later than February 19, 2000 (but not before December 21, 1999). According to our Restated Certificate of Incorporation, your notice must include:

    - a brief description of the business you wish to bring before the meeting and the reasons for conducting the business at the meeting,

    - your name and address,

    - the class and number of shares of our stock which you beneficially own, and

    - any material interest you have in the business to be brought before the meeting.

    The chairperson of the meeting may disregard any business not properly brought before the meeting according to our Restated Certificate of Incorporation.

SHAREHOLDER NOMINATIONS FOR DIRECTORS

    If you wish to suggest a nominee for the board to consider for future elections, write to Matthew R. Broad, corporate secretary, 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001. You should describe in detail your proposed nominee's qualifications and other relevant biographical information and indicate whether the proposed nominee is willing to accept nomination.

    The board of directors considers director nominees from shareholders for election at the annual shareholders meeting if a written nomination is received by our corporate secretary not less than 60 days or more than 120 days in advance of the meeting. According to our Restated Certificate of Incorporation, your notice of nomination must include:

    - your name and address;

    - each nominee's name, age, and address;

    - each nominee's principal occupation or employment;

    - the number of shares of our stock which the nominee beneficially owns;

    - the number of shares of our stock which you beneficially own;

    - any other information that must be disclosed about nominees in proxy solicitations under Regulation 14A of the Securities Exchange Act of 1934; and

    - each nominee's executed consent to serve as our director if elected.

    The chairperson of the meeting may disregard any nomination not made in accordance with the above procedures.

    WE REQUEST THAT YOU PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT IT WILL BE AVAILABLE FOR USE AT THE MEETING.

                                          Matthew R. Broad
                                          Corporate Secretary

March 22, 1999

                                [RECYCLED LOGO]

         This Notice and Proxy Statement is printed on recycled-content
                 ASPEN-TM- Lightweight Opaque paper produced by
          Boise Cascade's papermakers at its St. Helens, Oregon, mill.
          This paper is made with no less than 10% postconsumer fiber.

                          [MAP]

   [LOGO] BOISE CASCADE OFFICE PRODUCTS CORPORATION    800 W. Bryn Mawr Avenue
     ANNUAL MEETING OF SHAREHOLDERS, APRIL 20, 1999    Itasca, IL 60143-1594
PROXY
-------------------------------------------------------------------------------

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The shareholder signing this card appoints George J. Harad, Christopher C. Milliken, and John W. Holleran as proxies, each with the power to appoint a substitute. They are directed to vote all the shareholder's Boise Cascade Office Products Corporation stock held on February 25, 1999, at the company's annual meeting to be held on April 20, 1999, and at any adjournment of that meeting. They are also given discretionary authority to vote on any other matters that may properly be presented at this meeting.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW AND FOR PROPOSALS 2 AND 3.

1. Election of Directors:   THEODORE CRUMLEY    A. WILLIAM REYNOLDS       DONALD E. ROLLER
   / / FOR all nominees     / / WITHHOLD AUTHORITY    WITHHOLD AUTHORITY for the following nominee(s) only:
       (except as may be        for all nominees
        indicated)                                    _____________________________________________________

                                                      _____________________________________________________

2. Appointment of Arthur Andersen LLP as independent accountants for 1999.   / / FOR   / / AGAINST    / / ABSTAIN

3. Approval of amendment to Key Executive Stock Option Plan.                 / / FOR   / / AGAINST    / / ABSTAIN

THIS PROXY WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF YOU SIGN AND RETURN THE CARD BUT DO NOT VOTE ON THESE MATTERS, THEN PROPOSALS 1, 2, AND 3 WILL RECEIVE FOR VOTES.

This card provides voting authority for all beneficial holdings of Boise Cascade Office Products Corporation shares.

Please sign exactly as the name appears below and date this card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, give full title as such. When signing as a corporation, sign in full corporate name by an authorized officer. When signing as a partnership, sign in partnership name by an authorized person.

                    ______________________________________  __________________
                         Signature of Shareholder                Date

                    ______________________________________  __________________
                         Signature of Shareholder                Date

                 Forward this card to D. F. King (solicitor) or to
                Corporate Election Services (independent tabulator),
                        P.O. Box 1150, Pittsburgh, PA 15230

                                                  [LOGO]
                                                  BOISE CASCADE
                                                  OFFICE PRODUCTS CORPORATION

Dear Shareholder:


The Boise Cascade Office Products Corporation annual meeting of shareholders will be held in the company's corporate headquarters building in Itasca, Illinois, at 10 a.m., Central daylight time, April 20, 1999.

Shareholders of record on February 25, 1999, are entitled to vote by proxy, before or at the meeting. The proxy card attached to the bottom of this page is for your use in designating proxies and providing voting instructions.

The attached card serves both as a proxy designation (for shareholders of record, including those holding shares in the BCOP Employee Stock Purchase Plan) and as voting instructions (for Boise Cascade employee savings plan participants). As "named fiduciaries," participants in the BCOP stock funds of the employee savings plans are entitled to provide voting instructions to the Trustee, using this card, for shares in the BCOP stock fund of the savings plan in which they participate.

Individual proxy/voting instruction cards will be received and tabulated by Corporate Election Services, Inc., in Pittsburgh, Pennsylvania, an independent tabulator.

Please indicate your voting preferences on the card, SIGN and DATE the card, and return it to the independent tabulator in the envelope provided. EMPLOYEE SAVINGS PLAN PARTICIPANTS' VOTING INSTRUCTIONS ARE CONFIDENTIAL.

                                                  Thank you.

                         (fold and tear along perforation)
--------------------------------------------------------------------------------

PROXY AND VOTING INSTRUCTION CARD           BOISE CASCADE OFFICE PRODUCTS CORPORATION
                                                       ANNUAL MEETING OF SHAREHOLDERS
                                                                       APRIL 20, 1999
The Board of Directors recommends a vote FOR all nominees listed below and
FOR proposals 2 and 3.


1. Election of Directors:   THEODORE CRUMLEY    A. WILLIAM REYNOLDS       DONALD E. ROLLER
   / / FOR all nominees     / / WITHHOLD AUTHORITY    WITHHOLD AUTHORITY for the following nominee(s) only:
     (except as may be          for all nominees
       indicated)                                     _____________________________________________________

                                                      _____________________________________________________

2. Appointment of Arthur Andersen LLP as independent accountants for 1999.    / / FOR   / / AGAINST    / / ABSTAIN

3. Approval of amendment to Key Executive Stock Option Plan.                  / / FOR   / / AGAINST    / / ABSTAIN

                                                                              ____________________________  ___________
                                                                              Signature of Shareholder      Date

                                                                              ____________________________  ___________
                                                                              Signature of Shareholder      Date

                                                                              Shareholder(s) must sign as name(s) appear in
                                                                              account registration printed to the left.
Forward this card to Corporate Election Services,
P.O. Box 1150, Pittsburgh, PA  15230

                           (Instructions on Reverse Side)

    Printed on Boise Cascade Corporation's SUMMIT-Registered Trademark-
         TAG-X, 100# White, which is made in St. Helens, Oregon.

PROXY AND VOTING INSTRUCTION CARD      BOISE CASCADE OFFICE PRODUCTS CORPORATION
                                                  ANNUAL MEETING OF SHAREHOLDERS
                                                                  APRIL 20, 1999
THIS PROXY AND THESE INSTRUCTIONS ARE SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS.

The shareholder signing this card appoints George J. Harad, Christopher C. Milliken, and John W. Holleran as proxies, each with the power to appoint a substitute. They are directed to vote (as indicated on the reverse side of this card) all the shareholder's Boise Cascade Office Products Corporation stock held on February 25, 1999, at the company's annual meeting to be held on April 20, 1999, and at any adjournment of that meeting. They are also given discretionary authority to vote on any other matters that may properly be presented at this meeting. If the shareholder is a current or former company employee, this card also provides voting instructions to the Trustee for BCOP shares held in any Boise Cascade Corporation employee savings plans.

This proxy will be voted according to your instructions. If you sign and return the card but do not vote on these matters, then proposals 1, 2, and 3 will receive FOR votes.

                            (To be SIGNED on other side)